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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph regarding a change in accounting method, dated March 24, 1995, on our audits of the financial statements of Kevco, Inc. as of December 31, 1994 and for the years ended December 31, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."

/s/ RYLANDER, CLAY & OPITZ, L.L.P.

Fort Worth, Texas
January 14, 1997